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                                                                    EXHIBIT 21.1

                       LIST OF THE COMPANY'S SUBSIDIARIES


                     Name                                              Jurisdiction of Incorporation
                     ----                                              -----------------------------
         Eastman, Inc.  . . . . . . . . . . . . . . . . . . . . . . . .       Delaware
         Eastman Office Products Corporation  . . . . . . . . . . . . .       Delaware
         Nevada O.C., Inc.  . . . . . . . . . . . . . . . . . . . . . .       California
         ODI, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . .       Delaware
         OD International, Inc. . . . . . . . . . . . . . . . . . . . .       Delaware
         Office Depot of Texas, Inc.  . . . . . . . . . . . . . . . . .       Texas
         Office Town, Inc.  . . . . . . . . . . . . . . . . . . . . . .       Puerto Rico
         Texas O.C., Inc. . . . . . . . . . . . . . . . . . . . . . . .       Texas
         The Canadian Office Depot, Inc.  . . . . . . . . . . . . . . .       British Columbia, Canada
         The Office Club, Inc.  . . . . . . . . . . . . . . . . . . . .       California
         Southern Terminals, Inc. . . . . . . . . . . . . . . . . . . .       North Carolina
         Carolina Rail Service, Inc.  . . . . . . . . . . . . . . . . .       North Carolina
         Con Eng Coal, Inc. . . . . . . . . . . . . . . . . . . . . . .       Pennsylvania
         OD Commercial, Inc.  . . . . . . . . . . . . . . . . . . . . .       Delaware
         OD Wilson, Inc.  . . . . . . . . . . . . . . . . . . . . . . .       Delaware
         ODO, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . .       Florida
         L.E. Muran Co. . . . . . . . . . . . . . . . . . . . . . . . .       Massachusetts
         Yorkship Press Inc.  . . . . . . . . . . . . . . . . . . . . .       New Jersey
         Silvers, Inc.  . . . . . . . . . . . . . . . . . . . . . . . .       Michigan
         Midwest Carbon Company . . . . . . . . . . . . . . . . . . . .       Minnesota
         J.A. Kindel Company, Inc.  . . . . . . . . . . . . . . . . . .       Ohio
         Allstate Office Products, Inc. . . . . . . . . . . . . . . . .       Florida

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